Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of GAIN Capital Holdings, Inc. and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: February 14, 2011	Edison Venture Fund IV SBIC, LP
	By:	/s/ Christopher S. Sugden
	Name:	Christopher S. Sugden
	Title:	Managing Partner

Dated: February 14, 2011	Edison Partners IV SBIC, LLC
	By:	/s/ Christopher S. Sugden
	Name:	Christopher S. Sugden
	Title:	Member

Dated: February 14, 2011	By:	/s/ Christopher S. Sugden
	Name:	Christopher S. Sugden

Dated: February 14, 2011	By:	/s/ John H. Martinson
	Name:	John H. Martinson

Dated: February 14, 2011	By:	/s/ Joseph A. Allegra
	Name:	Joseph A. Allegra

Dated: February 14, 2011	By:	/s/ Gary P Golding
	Name:	Gary P. Golding

Dated: February 14, 2011	By:	/s/ Ross T. Martinson
	Name:	Ross T. Martinson